Exhibit 99.1

Novocure’s Optune Pax® Receives Approval in Japan for the Treatment of Unresectable Locally Advanced Pancreatic Cancer

Baar, Switzerland – October 1, 2026 – Novocure (Nasdaq: NVCR) announced today that Japan’s Ministry of Health, Labour and Welfare (MHLW) approved Optune Pax® for the treatment of adult patients diagnosed with unresectable locally advanced pancreatic cancer, concomitant with gemcitabine and nab-paclitaxel.

“The approval of Optune Pax provides a promising new treatment option for locally advanced pancreatic cancer, a disease with an urgent need for effective therapies,” said Makoto Ueno, MD, PhD, Director, Department of Gastroenterology, Kanagawa Cancer Center, Yokohama. “In the Phase 3 PANOVA-3 trial for Optune Pax, there was a statistically significant improvement in overall survival and pain progression was delayed, helping to preserve overall quality of life for people with this disease.”

Optune Pax is a portable medical device that delivers Tumor Treating Fields (TTFields) non-invasively through wearable arrays. TTFields are alternating electric fields that disrupt processes critical for cancer cell division and survival, resulting in cancer cell death without significantly affecting healthy cells.

“The approval of Optune Pax by the Ministry of Health, Labour and Welfare is an important milestone for Novocure in our efforts to improve outcomes for some of the most challenging and aggressive cancers, including advanced pancreatic cancer,” said Hidehito Kotani, Senior Vice President, Head of Asia Pacific, Novocure. “Optune Pax is a fundamentally different treatment for solid tumor cancers and we look forward to bringing this option to healthcare providers and people living with locally advanced pancreatic cancer.”

The MHLW approval of Optune Pax was based on the positive results of the Phase 3 PANOVA-3 trial.

The PANOVA-3 trial evaluated the use of TTFields therapy concomitantly with gemcitabine and nab-paclitaxel (gem/nab-pac) as a first-line treatment for unresectable, locally advanced pancreatic adenocarcinoma, compared to gem/nab-pac alone. The trial met its primary endpoint, demonstrating a statistically significant improvement in median overall survival for patients treated with TTFields.

In PANOVA-3, Optune Pax was well-tolerated and did not exacerbate gem/nab-pac -related systemic toxicity, no new safety signals were observed, and serious adverse events (SAEs) were comparable between study arms. Most Optune Pax-treated patients experienced the expected device-related skin adverse events (AEs) under the arrays (76.3% of the Optune Pax-treated participants). The majority of these events were mild to moderate (Grade 1-2), with 21 (7.7%) experiencing a Grade ≥3 event.

The results from the Phase 3 PANOVA-3 trial were published in the Journal of Clinical Oncology, available online at https://ascopubs.org/doi/10.1200/JCO-25-00746.

Exhibit 99.1
Optune Pax was approved by the U.S. Food and Drug Administration in February 2026 and received a CE Mark in June 2026.

Pancreatic Cancer
According to the World Health Organization (WHO), pancreatic cancer is one of the most lethal cancers and is the fourth most frequent cause of death from cancer in Japan.1 While overall cancer incidence and death rates are remaining stable or declining, the incidence and death rates for pancreatic cancer are increasing.2 It is estimated that in Japan approximately 46,000 patients are diagnosed with pancreatic cancer each year,3 with a five-year relative survival rate of just 12%.4

Physicians use different combinations of surgery, radiation, and pharmacological therapies to treat pancreatic cancer, depending on the stage of the disease. Unfortunately, most locally advanced pancreatic cancer cases are diagnosed when the cancer is no longer operable, meaning encasement of blood vessels, but no extra-pancreatic disease, leaving few treatment options. The standard of care for locally advanced pancreatic cancer is chemotherapy with or without radiation, and surgery if it is possible.

About Tumor Treating Fields
Tumor Treating Fields (TTFields) are electric fields that exert physical forces to kill cancer cells via a variety of mechanisms. TTFields do not significantly affect healthy cells because they have different properties (including division rate, morphology, and electrical properties) than cancer cells. These multiple, distinct mechanisms work together to target and kill cancer cells. Due to these multi-mechanistic actions, TTFields therapy can be added to cancer treatment modalities in approved indications and it demonstrated enhanced effects across solid tumor types when used with chemotherapy, radiotherapy, immune checkpoint inhibition, or targeted therapies in preclinical models. TTFields therapy provides clinical versatility that has the potential to help address treatment challenges across a range of solid tumors.

To learn more about TTFields therapy and its multifaceted effect on cancer cells, visit novocure.com/ttfields.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, pancreatic cancer, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.

Novocure’s global headquarters is located in Baar, Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and X.

Exhibit 99.1
Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 26, 2026, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.
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1 International Agency for Research on Cancer. 2024. Cancer Today (GLOBOCAN 2022) https://gco.iarc.who.int/today/en/dataviz/tables?mode=cancer&group_populations=1&populations=392&multiple_populations=1&types=1 Accessed on September 1, 2026.

2American Cancer Society. Cancer Facts & Figures 2025. 1930;(500825). https://www.cancer.org/content/dam/cancer-org/research/cancer-facts-and-statistics/annual-cancer-facts-and-figures/2025/2025-cancer-facts-and-figures-acs.pdf Accessed on September 11, 2026.

3 International Agency for Research on Cancer. 2024. Cancer Today (GLOBOCAN 2022) https://gco.iarc.who.int/today/en/dataviz/tables?mode=cancer&group_populations=1&populations=392&multiple_populations=1&types=0 Accessed on September 1, 2026.

4 Foundation for Promotion of Cancer Research. Cancer Statistics in Japan ─ 2026. https://ganjoho.jp/public/qa_links/report/statistics/pdf/cancer_statistics_2026_fig_E.pdf Accessed on September 8, 2026.

Investors: Adam Daney
investorinfo@novocure.com

Media: Joachim Horschitz
media@novocure.com